Exhibit 23.6
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the use in this Registration Statement (No. 333-             ) on Form S-4 of Zayo Group, LLC of our report dated October 11, 2010, relating to our audit of the December 31, 2009 consolidated financial statements of American Fiber Systems Holding Corporation and Subsidiaries, appearing in the Prospectus, which is part of this Registration Statement.
     We also consent to the reference to our firm under the captions “Experts” in such Prospectus.

/s/ FREED MAXICK & BATTAGLIA, CPAs, PC
Rochester, New York
October 11, 2010